FORM 8-K

                                 CURRENT REPORT

Date of Report (Date of earliest event reported): October 15, 2002


Legal Research Center Inc.
(Exact name of registrant as specified in its charter)

         Minnesota                      0-26548                 41-1680384
(State or other jurisdiction    (Commission File Number)       (IRS Employer
     of incorporation)                                      identification. No.)

310 Fourth Avenue South, Suite 1100, Minneapolis, Minnesota  55415-0126
         (Address of principal executive offices)            (zip code)

Registrant's telephone number, including area code: (612) 332-4950

700 Midland Square Building, 331 Second Avenue South, Minneapolis, MN 55447
          (Former name or former address, if changed since last report)


Item 5. Other Events.

Item 6. Resignation of Registrant's Directors.

      Effective as of October 15, 2002, Bruce J. Aho and Charles F. Thell, both directors of the Registrant, resigned from the Board of Directors following the Board's decision not to renew the Registrant's officers' and directors' insurance. Messrs. Aho and Thell have agreed to continue to advise and assist the Registrant in the capacity of consultants to the company. There were no disagreements between the Registrant and either of Messrs. Aho and Thell as to any matter.

Item 7. Financial Reports and Exhibits.

(c)   Exhibits:

      1. Letter dated October 15, 2002, from Bruce J. Aho to Legal Research Center, Inc., resigning from the Board of Directors of the Registrant.

      2. Letter dated October 15, 2002 from Charles F. Thell to Legal Research Center, Inc., resigning from the Board of Directors of the Registrant.

                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated October 16, 2002.

                                              LEGAL RESEARCH CENTER, INC.

                                              By  /s/  Christopher R. Ljungkull
                                                  ------------------------------
                                                  Christopher R. Ljungkull,
                                                  Chief Executive Officer